EXHIBIT 99.1

ICU Medical, Inc. Reports First Quarter 2010 Results

Sales Increased 18.5% to $64.4 Million

Operating Cash Flow Totaled $9.6 Million

Company Reaffirms Full-Year 2010 Revenue and EPS Guidance

SAN CLEMENTE, Calif., April 19, 2010 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, announced results for the first quarter ended March 31, 2010.

First quarter of 2010 revenue increased 18.5% to $64.4 million, compared to $54.3 million in the same period last year. Net income for the first quarter of 2010 was $4.3 million, or $0.30 per diluted share, as compared to net income of $7.1 million, or $0.47 per diluted share, for the first quarter of 2009.

Scott Lamb, ICU Medical's Chief Financial Officer, said, "We are pleased with our top-line growth during the quarter, which was driven by strong performance of CLAVEs, Custom Sets and critical care. Domestic distributor and direct sales were up 184% and international sales increased 53% year over year."

"During the quarter, we made considerable progress with transitioning the critical care operations acquired from Hospira and constructing our new manufacturing plant in Slovakia. We look forward to launching our European production facility in the second half of the year to support strong global demand for our custom products. Additionally, we continued to capitalize on our distribution partnerships with GPO'S, such as Premier and MedAssets, to position our products for further success in both domestic and international markets.

"Looking forward, we are confident that our proven track record of innovation, operating efficiencies, product quality and customer satisfaction will enable us to meet our financial and operational goals for 2010 and beyond."

The Company ended the first quarter with a very healthy balance sheet. As of March 31, 2010, cash, cash equivalents and investment securities totaled $84.9 million and working capital was $150.8 million. Additionally, the Company generated strong operating cash flow of $9.6 million for the first quarter of 2010.

Fiscal Year 2010 Guidance

For the full fiscal year of 2010, management reaffirmed its previously announced revenue guidance in the range of $265 million to $275 million, diluted earnings in the range of $1.80 to $1.90 per share and operating cash flow in the range of $35 million to $40 million.

Conference Call

The Company will be conducting a conference call concerning its first quarter results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at 866-383-7989, passcode 53922668 or by replay at 888-286-8010, passcode 65643416. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at http://www.icumed.com/, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company's growing worldwide demand, the effect of the current recession on the Company, the Company's positioning for continued growth, investment in strategic initiatives, sales force expansion to take advantage of certain opportunities, improvement of efficiencies, product quality and continued low cost, the Company's strong competitive position and ability to build shareholder value in future years. In addition, forward-looking statements also include the statements under the heading ''Fiscal Year 2010 Guidance.'' These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: decreased demand for our products, inability to make investments in strategic growth, lack of continued growth and improving efficiencies. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Form 10-K for the year ended December 31, 2009 and 10-Q for the quarter ended September 30, 2009. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)
	March 31, 2010	December 31, 2009
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$42,900	$51,248
Investment securities	42,014	56,887
Cash, cash equivalents and investment securities	84,914	108,135
Accounts receivable, net of allowance for doubtful accounts of $360 at March 31, 2010 and $324 at December 31, 2009	48,836	47,777
Inventories	37,556	41,327
Prepaid income taxes	—	1,994
Prepaid expenses and other current assets	6,192	5,462
Deferred income taxes	4,348	3,243
Total current assets	181,846	207,938

PROPERTY AND EQUIPMENT, net	82,748	77,449
PROPERTY HELD FOR SALE	—	940
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	16,287	16,782
DEFERRED INCOME TAXES	3,686	3,710
INCOME TAXES RECEIVABLE	856	856
	$286,901	$309,153

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,997	$18,423
Accrued liabilities	11,623	12,884
Incomes tax payable	246	—
Deferred revenue	1,186	2,389
Total current liabilities	31,052	33,696

COMMITMENTS AND CONTINGENCIES	—	—
DEFERRED INCOME TAXES	5,673	5,698
INCOME TAX LIABILITY	4,754	4,754

STOCKHOLDERS' EQUITY:
Convertible preferred stock, $1.00 par value Authorized—500 shares; issued and outstanding— none	—	—
Common stock, $0.10 par value — Authorized—80,000 shares; Issued 14,811 shares at March 31, 2010 and December 31, 2009, outstanding 13,581 shares at March 31, 2010 and 14,239 shares at December 31, 2009	1,481	1,481
Additional paid-in capital	54,972	54,357
Treasury stock, at cost – 1,230 and 572 shares at March 31, 2010 and December 31, 2009	(42,827)	(19,881)
Retained earnings	232,116	227,861
Accumulated other comprehensive income (loss)	(320)	1,187
Total stockholders' equity	245,422	265,005
	$286,901	$309,153

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except per share data)
(unaudited)
	Three months ended March 31,
	2010	2009

REVENUES:
Net sales	$64,212	$54,195
Other	151	140
TOTAL REVENUE	64,363	54,335

COST OF GOODS SOLD	37,436	27,769

Gross profit	26,927	26,566

OPERATING EXPENSES:
Selling, general and administrative	19,655	15,112
Research and development	918	738
Total operating expenses, net	20,573	15,850

Income from operations	6,354	10,716

OTHER INCOME	192	318
Income before income taxes	6,546	11,034

PROVISION FOR INCOME TAXES	(2,291)	(3,972)

NET INCOME	$4,255	$7,062

NET INCOME PER SHARE
Basic	$0.31	$0.48
Diluted	$0.30	$0.47

WEIGHTED AVERAGE NUMBER OF SHARES
Basic	13,863	14,735
Diluted	14,111	14,869

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(unaudited)
	Three months ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,255	$7,062
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,551	3,564
Provision for doubtful accounts	52	16
Stock compensation	823	599
Loss on disposal of property and equipment	50	20
Cash provided (used) by changes in operating assets and liabilities, net of assets acquired
Accounts receivable	(1,793)	7,777
Inventories	2,997	(2,273)
Prepaid expenses and other assets	(1,158)	(1,340)
Accounts payable	(224)	748
Accrued liabilities	(1,042)	(276)
Deferred revenue	(1,203)	—
Prepaid and deferred income taxes	2,305	3,872
Net cash provided by operating activities	9,613	19,769

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(10,375)	(2,144)
Proceeds from sale of asset	893	—
Business acquisition, net of cash acquired	—	(5,663)
Change in restricted cash	—	6,014
Purchases of investment securities	(5,799)	(20,936)
Proceeds from sale of investment securities	20,672	14,541
Net cash provided (used) by investing activities	5,391	(8,188)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	46	1,207
Proceeds from employee stock purchase plan	747	623
Tax benefits from exercise of stock options	29	19
Purchase of treasury stock	(23,976)	(560)
Net cash provided (used) by financing activities	(23,154)	1,289

Effect of exchange rate changes on cash	(198)	(537)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(8,348)	12,333

CASH AND CASH EQUIVALENTS, beginning of period	51,248	55,696
CASH AND CASH EQUIVALENTS, end of period	$42,900	$68,029
CONTACT:  ICU Medical, Inc.
          Scott Lamb, Chief Financial Officer
          (949) 366-2183

          ICR, Inc.
          John F. Mills, Senior Managing Director
          (310) 954-1100